Exhibit 10.4

HOOPER HOLMES, INC.
2008 OMNIBUS EMPLOYEE INCENTIVE PLAN

FORM OF OPTION AWARD
(Non-Qualified Stock Option)

Hooper Holmes, Inc., a New York corporation (the “Company”), hereby grants to the individual listed below (the “Grantee”) an Option, subject to the terms, conditions and restrictions of the Hooper Holmes, Inc. 2008 Omnibus Employee Incentive Plan (the “Plan”) and this Option Award Agreement, including the attached Appendix A (the Option Award Agreement and Appendix A are collectively referred to as the “Award Agreement”). The capitalized terms not specifically defined in this Award Agreement shall have the meanings specified in the Plan.

Name of Employee:

Number of Options:

Grant Date:

Option Price (per share):

Term/Expiration Date:

Vesting Schedule:

33% of the total number of shares subject to the Option, rounded down to the nearest whole number of shares, vest on each of the first and second anniversaries of the Grant Date and 34% of the total number of shares, vest on the third anniversary of the Grant Date, all subject to the provisions of this Award Agreement.

Special Provisions/Restrictions Not
Stated in the Plan (if any):

None

By accepting this Award Agreement as indicated below, the Grantee agrees to be bound by the terms and conditions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time and this Award Agreement. The Grantee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and is familiar with the terms and provisions of the Plan and this Award Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award Agreement. The Grantee understands that this Option has been granted to provide a means to acquire and/or expand an ownership position in Hooper Holmes, Inc., and it is expected that any stock acquired upon exercise of this Option will be retained consistent with the Company’s stock ownership guidelines in effect at the time of exercise of this Award.

The Grantee acknowledges and agrees that the exercise of any portion of this Option and the sales of Stock will be subject to applicable laws and regulations and the Company’s policy regulating trading by employees. The Grantee further agrees to notify the Company upon any change in his or her residence address.

HOOPER HOLMES, INC.

By:    ________________________________
Name: Henry E. Dubois
Title:    President and Chief Executive Officer

Address:    560 N. Rogers Road
Olathe, Kansas 66062

APPENDIX A
TERMS AND CONDITIONS OF THE OPTION

ARTICLE I
GRANT OF OPTION

1.1    Grant of Option. In consideration of your past and/or continued employment with the Company and for other good and valuable consideration, effective as of the Grant Date set forth in this Award Agreement (the “Grant Date”), the Company grants to you an Option to purchase any part or all of the number of shares of Stock set forth in this Award Agreement, upon the terms and conditions set forth in the Plan and this Award Agreement.

1.2    Nature of the Option. This Option shall be a Nonqualified Stock Option (NQSO). This Option is not an incentive stock option as defined under Section 422 of the Internal Revenue Code of 1986, as amended.

1.3    Option Price. The Option Price of the shares of Stock subject to the Option shall be as set forth in this Award Agreement, without commission or other charge.

ARTICLE II
PERIOD OF EXERCISABILITY

2.1    Vesting. Subject to Sections 2.2, 2.3, 2.5, 5.4, 5.5 and 5.6 of this Award Agreement and your continued employment by the Company or an Affiliate or Subsidiary, the Option shall become vested and exercisable in such amounts and at such times as are set forth in this Award Agreement.

2.2    Forfeiture and Cancelation. Subject to Sections 2.4 and 2.7 of this Award Agreement, any portion of the Option that has not vested at or before the date on which you have a Termination of Employment shall be canceled and forfeited, unless otherwise determined by the Committee. “Termination of Employment” means the occurrence of any event if immediately thereafter you are no longer an Employee of the Company or an Affiliate or Subsidiary. Such an event could include the disposition of an Affiliate or Subsidiary or business unit by the Company or an Affiliate or Subsidiary. The following events shall not be deemed a Termination of Employment:

1.	A transfer of you from the Company to an Affiliate or Subsidiary, or vice versa, or from one Affiliate or Subsidiary to another; and

2.
A leave of absence, duly authorized in writing by the Company or an Affiliate or Subsidiary, for military service or sickness or for any other purpose approved by the Company or an Affiliate or Subsidiary including, but not limited to, a leave of absence where your right to reemployment is guaranteed either by statute or by contract.

However, your failure to return to active service for the Company or an Affiliate or Subsidiary at the end of an approved leave of absence shall be deemed a Termination of Employment. Although you will be considered to have been continuously employed by the Company or an Affiliate or Subsidiary and not to have incurred a Termination of Employment under this Article 2 during a leave of absence as set forth in Section 2.2(2) above, the Committee may specify that such leave period shall not be counted in determining the period of employment for purposes of the vesting of this Option. In such case, to the extent permissible by applicable law, the vesting dates for the unvested portions of the Option shall be extended by the length of any such leave of absence.
2.3    Duration of Exercisability. The vesting schedule installments of the Option provided for in the vesting schedule of this Award Agreement are cumulative. Each such installment which becomes vested and exercisable in accordance with the vesting schedule shall remain vested and exercisable until it ceases to be exercisable in accordance with Section 2.5 of this Award Agreement.

2.4    Acceleration of Vesting upon Cessation Due to Death, Long-Term Disability or Retirement. In the event you cease to be an Employee by reason of your death, your participation in the Company’s long-term disability plan (“Long-Term Disability”) or Retirement, the Option (or any portion of the Option) that is not then fully vested and exercisable shall become vested and exercisable in full as of the date you cease to be an Employee because of your death, Long-Term Disability or Retirement.

2.5    Expiration of Option. The vested portion of the Option may not be exercised to any extent by anyone after the earliest occurrence of any one of the following events:

(a)    the expiration of ten (10) years from the Grant Date;

(b)    except as set forth in a written agreement with the Company, the expiration of thirty (30) days following the date of your ceasing to be an Employee, unless such cessation was by reason of your death, Long-Term Disability or Retirement;

(c)    if you die while an Employee or within three (3) months after ceasing to be an Employee because of Long-Term Disability, the Option shall expire on the earlier of (i) the Expiration Date specified in this Award Agreement, or (ii) thirty-six (36) months after your death; or

(d)    if you cease to be an Employee because of Long-Term Disability (and you do not die within three (3) months after ceasing to be an Employee) or Retirement, the Option shall expire on the earlier of (i) the Expiration Date specified in this Award Agreement, or (ii) twelve (12) months after you cease to be an Employee.

2.6    Changes in Capital Structure. If the number of outstanding shares of Stock is increased or decreased, or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company, on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares, effected without receipt of consideration by the Company, the number and kind of shares that are then subject to the Option shall be adjusted proportionately and accordingly by the Committee in such manner and form as determined by the Committee so that your proportionate interest immediately following such adjustment shall, to the extent practicable, be the same as immediately before such event. Any such adjustment shall not change the aggregate Option Price of the Option.

2.7    Consequence of a Change of Control. If a Change of Control of the Company occurs, the provisions of either Section 14.3 or 14.4 of the Plan shall apply to this Award, as applicable.

ARTICLE III
EXERCISE OF OPTION

3.1    Persons Eligible to Exercise Option. During your lifetime only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option or any portion of the Option. After your death, but prior to the time the Option ceases to be exercisable, any exercisable portion of the Option may be exercised by your personal representative or by any person empowered to do so under your will or under the then applicable laws of descent and distribution.

3.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised at any time prior to the time the Option (or that portion of the Option) ceases to be exercisable in accordance with Section 2.5 of this Award Agreement. An exercise of the Option in part will not exhaust or terminate the Option as to any remaining shares of Stock subject to the Option.

3.3    Manner of Exercise. The Option, or any exercisable portion of such Option, may be exercised as set forth below, or as may otherwise be prescribed by the Committee in the future:

(a)    delivery to the Company’s designated outsourced administrator of a notice of exercise on any business day, such notice to be delivered in the form specified by the administrator (or such other form as is prescribed by the Committee), and to reflect (i) the election to exercise some or all of the then-exercisable portion of the Option, (ii) the number of shares of Stock in respect of which the Option is being exercised, and (iii) such other representations and agreements as may be required by the Company under the provisions of the Plan; and

(b)    payment in full of the Option Price with respect to the shares of Stock for which the Option is being exercised, together with the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option (or the portion of the Option being exercised).

3.4    Form of Payment Upon Exercise of Option. The Option Price applicable to the exercise of the Option (or any portion of the Option), together with any withholding taxes (as described in Section 3.5 of this Award Agreement), shall be paid to the Company by any of the following methods, at your election and, with respect to paragraph (c) below, if available from the Company’s designated outsourced administrator:

(a)    in cash or cash equivalents acceptable to the Company.

(b)    by a net exercise of the Option, such that you shall be entitled to the number of shares of Stock in accordance with the following formula:

        Y(A-B)
X=
FMV of the Stock on date of exercise

where:	X = the number of shares of Stock to be issued to you*
Y     =    the number of shares of Stock with respect to which the Option is to be exercised, as designated in the notice of exercise
A    =    the FMV of the Stock on the date of exercise
B    =    the Option Price

*    The actual number of shares of Stock to be issued will be reduced by the amount of any withholding taxes with respect to the exercise of the Option (with any shares held back to cover payment of such taxes being valued at the FMV on the date of exercise), if arrangements are not made to pay such taxes in cash or otherwise outside of the net exercise of the Option.

Any fractional amount resulting from application of this subsection shall be settled in cash equal to such fraction multiplied by the FMV of a share of Stock on the date of exercise.

(c)    in the event you are in compliance with the Company’s share retention and ownership guidelines as of the March 31st preceding your date of exercise of the Option, if the following method of exercise is then available from the Company’s designated outsourced administrator, and to the extent provided in this Award Agreement, you shall be entitled to do a net exercise of the Option such that you will receive cash in accordance with the following formula:

X = Y(A-B)

where:	X = the cash to be paid to you*
Y     =    the number of shares of Stock with respect to which the Option is to be exercised, as designated in the notice of exercise
A    =    the FMV of the Stock on the date of exercise
B    =    the Option Price

*    The actual cash to be paid to you will be reduced by the amount of any withholding taxes with respect to the exercise of the Option (with any cash held back to cover payment of such taxes), if arrangements are not made to pay such taxes in cash or otherwise outside of the net exercise of the Option.

The actual cash to be paid to you may also be reduced by the amount of any fees or other expenses charged by the Company’s designated outsourced administrator with respect to the net exercise of the Option.

(d)    by any other method approved or accepted by the Committee in its sole discretion, subject to such rules and regulations as the Committee may establish.

In the event the Option (or any portion thereof) is exercised by any person or persons other than you, the Company may require appropriate proof of the right of such person(s) to exercise the Option.

No Stock will be issued pursuant to the exercise of an Option unless such issuance and such exercise have complied with all relevant provisions of law and requirements of any stock exchange upon which the Stock may then be listed. As a condition to the exercise of the Option, the Company may require you to make any representation or warranty to the Company as may be required under any applicable law or regulation.
3.5    Tax Withholding. The Company will assess its requirements regarding federal, state and local income taxes, FICA taxes, and other applicable taxes in connection with the Option. These requirements may change from time to time as laws or interpretations change. The Company’s obligation to issue shares of Stock upon exercise of any portion of the Option shall be conditioned upon your payment, or making provision satisfactory to the Company for the payment, of any taxes which the Company is obligated to withhold or collect with respect to such exercise or otherwise respect to the Option. The Company will withhold any such taxes as required by law. Regardless of the Company’s actions in this regard, you acknowledge and agree that the ultimate liability for any such taxes is your responsibility. You acknowledge and agree that the Company (i) makes no representations or undertakings regarding the treatment of any such taxes in connection with any aspect of the Option, including the subsequent sale of shares of Stock acquired under the Plan, and (ii) does not commit to structure the terms of the Option or any aspect of the Option to reduce or eliminate your liability for such taxes.

ARTICLE IV
RESTRICTIONS ON TRANSFER OF THE OPTION

4.1    Restrictions on Transfer. The Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE V
ACKNOWLEDGEMENTS AND UNDERTAKINGS BY GRANTEE

5.1    No Acquired Rights. You acknowledge and agree that:

(a)     The grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards or benefits in lieu of any Awards, even if Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;

(b)    This Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end-of-service payments, bonuses, long-term service awards, pension, retirement benefits or similar payments;

(c)    The future value of the shares of Stock that may be purchased by exercise of this Award is unknown and cannot be predicted;

(d)    No claim or entitlement to compensation or damages arises from the expiration or termination of this Award, or the diminution in value of this Award (or any shares of Stock issued upon exercise of this Award), and you irrevocably release the Company from any such claim; and

(e)    Participation in the Plan shall not create a right to further employment with the Company, any Affiliate or any Subsidiary and shall not interfere with the ability of the Company to terminate the employment relationship with you at any time, with or without cause.

5.2    No Rights as a Shareholder. You acknowledge and agree that the holder of this Award shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of this Award unless and until shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

5.3    Conformity to Securities Laws.

(a)    You acknowledge that the Plan and this Award Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated under such Acts by the Securities and Exchange Commission (“SEC”), and state securities laws and regulations. Notwithstanding anything in this Award Agreement to the contrary, the Plan shall be administered, and this Award is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(b)    The Company intends to have an effective registration statement on file with the SEC with respect to the shares of Stock underlying the Option granted under the terms of this Award. The Company intends to maintain this registration statement but has no obligation to do so. If the registration statement is not filed or ceases to be effective, you will not be able to transfer or sell shares issued upon exercise of the Option unless an exemption from registration under applicable securities laws is available. You agree that any resale by you of the shares of Stock issued under this Award will comply in all respects with the requirements of applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the

Exchange Act, and the respective rules and regulations promulgated under such Acts) and any other law, rule or regulation applicable thereto. The Company will not be obligated either to issue the shares or permit the resale of any shares if such issuance or resale would violate any such laws, rules or regulations.

5.4    Investment Representation. If demanded by the Committee, you (or your beneficiary) shall deliver to the Committee at any time the Option (or any portion of the Option) is exercised, a representation that the shares of Stock to be acquired upon the exercise of the Option are being acquired for investment and not with a view toward resale or with a view to distribution thereof, and that you (or your beneficiary) will comply with such restrictions as may be necessary to satisfy the requirements of federal or state securities laws. This representation shall be a condition precedent to your (or your beneficiary’s) right to acquire any shares of Stock through the exercise of the Option (or any portion thereof).

5.5    Compliance with Company Insider Trading and Other Applicable Policies. You agree to be bound by the Company’s policies regarding the purchase and transfer of the Company’s securities and understand that there may be certain times during the year in which you will be prohibited from selling, transferring, pledging, donating, assigning, hypothecating or encumbering any shares of Stock received upon exercise of this Award.

5.6    Potential Termination of Award; Forfeiture of Any Gain Realized.

You acknowledge that your continued employment and the grant of the Options herein is sufficient consideration for this Award Agreement, including, without limitation, the restrictions imposed upon you by this Section 5.6.

(a)    You acknowledge that:

(i)     the Company may in its sole and absolute discretion annul this Award (including any vested portion of this Award not yet exercised) if you cease to be an Employee as a result of a termination for Cause and such determination shall be made by the Company and shall be conclusive and binding on all interested persons; and

(ii)    the Company retains the right to cause a forfeiture of the gain realized by you in connection with this Award, including its exercise, on account of actions you take that are in violation of or in conflict with the provisions of this Award Agreement, or any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of Employees or clients of the Company or any Affiliate or Subsidiary, or (iv) any confidentiality obligation with respect to the Company or any Affiliate or Subsidiary.

(b)    In addition, in accordance with the Plan, if (A) the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under applicable securities laws, and (B) you are either an individual who is subject to the automatic forfeiture provisions of Section 304 of the Sarbanes-Oxley Act of 2002 or are determined by the Committee to have knowingly engaged or failed to prevent the misconduct or have been grossly negligent in engaging in or failing to prevent the misconduct, you shall be obligated to reimburse the Company for (i) any equity-based compensation you have received from the Company during the 12-month period following the first public issuance or filing with the SEC of the financial document(s) embodying the financial reporting requirement, and (ii) any profits realized from the sale of securities of the Company during that 12-month period. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested persons.

(c)    (i)    Forfeiture Events. A “Forfeiture Event” shall have occurred if, during the Restricted Period (as defined below), and as set forth below, without the prior written consent of the Company, you commit any of the following acts or permit any of the following conditions to exist:
1.    During the Restricted Period and at any point after the Restricted Period ends, you directly or indirectly disclose or reveal to any person Confidential Information (as defined below) relating to the Company or any Subsidiary or Affiliate except as necessary to the performance of your duties to the Company, any Subsidiary or Affiliate or as required by law. You agree that the Confidential Information constitutes the exclusive property of the Company.
2.    You directly or indirectly (including by causing, advising or assisting any individual, corporation or partnership or other entity to do so) recruit, solicit or entice any employee(s) of the Company or any Subsidiary or Affiliate to leave his/her employment with such entity, whether for employment with or as a consultant, contractor or subcontractor to any other company or entity, or for any other reason.
3.    You directly or indirectly (including by causing, advising or assisting any individual, corporation, partnership or other entity to do so) approach any Customer (as defined below), seek Business (as defined below) from any Customer, or refer Business from any Customer other than on behalf and for the benefit of the Company and any and all Subsidiaries and Affiliates, or be paid commissions or other consideration based on Business offered by or received from any Customer by any enterprise or entity other than the Company or any Subsidiary or Affiliate. This paragraph “3” shall not apply, and shall be of no force or effect, in the event that the Company or any Subsidiary or Affiliate, as the case may be, gives its written consent to your employment in accordance with paragraph “4” below.
4.    You accept employment within the United States in any capacity or engage, either directly or indirectly, for the benefit of any person, firm, corporation, partnership, association or other entity in competition with the Company or any Subsidiary or Affiliate in any business in which the Company or any Subsidiary or Affiliate is engaged during your tenure with the Company or any Subsidiary or Affiliate, provided that the Company shall give its written consent upon your reasonable demonstration that you can fully perform such employment or engagement without violating any of the provisions of paragraphs “1”, “2”, and “3” hereof. This paragraph “4” shall not apply, and shall be of no force or effect, in the event that this restriction is not permissible under the rules of professional conduct applicable to the position you hold with the Company.

(ii)    Forfeiture. If the Committee determines that a Forfeiture Event has occurred or is ongoing, then the following forfeitures and related actions as determined by the Committee will occur:
1.    Any portion of the Option (whether or not vested) that has not been exercised as of the date of such determination shall be immediately canceled and forfeited;
2.    You shall automatically forfeit any rights you may have with respect to the Option as of the date of such determination;
3.    If you have exercised all or any part of the Option within the 12-month period immediately preceding the earliest Forfeiture Event (or following the date of the earliest Forfeiture Event), upon the Company’s demand, you shall immediately deliver to it a certificate or certificates for Stock with a Fair Market Value (determined on the date of such demand) equal to the gain realized by you upon such exercise; and/or
4.    You shall be obligated to pay the Company any amounts realized from the sale of any or part of the Stock Award.
(iii)    Definitions. For purposes of this Section 5.6(c), the following definitions shall apply:
1.    “Business” means any of the products or services that the Company or any Subsidiary or Affiliate provided or sold to its customers or offered or considered offering for sale to its customers at any time during the Restricted Period.
2.    “Confidential Information” means confidential and proprietary information of the Company and Subsidiaries and Affiliates, and financial information, trade secrets, technical data, business methods and procedures, names of customers, sales records, customer billing data, software details, operations workflows of customers businesses, training and operational manuals, and other materials and information which constitute the property of the Company, Subsidiaries and/or Affiliates and which enable the Company to compete successfully in its business.
3.    “Customer” means any person, firm, corporation, partnership, limited liability company, association or other entity as to which you engaged,

participated or assisted in efforts to evaluate, plan, propose or implement the offering of products or services by the Company, any Subsidiary or Affiliate, or any of its successors or assigns, during the Restricted Period.
4.    “Restricted Period” means the period during which you are employed by the Company or an Affiliate or Subsidiary and twelve (12) months following the date that you cease to be employed by the Company or an Affiliate or Subsidiary for any reason whatsoever.
(iv)    Severability. You acknowledge and agree that the period, scope and geographic areas of restriction imposed upon you by the provisions of Section 5.6(c) are fair and reasonable and are reasonably required for the protection of the Company, Affiliates and Subsidiaries. In the event that any part of this Award Agreement, including, without limitation, Section 5.6(c), is held to be unenforceable or invalid, the remaining parts of this Award Agreement and Section 5.6(c) shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part of this Award Agreement. If any one of the provisions in Section 5.6(c) is held to be excessively broad as to period, scope or geographic area, any such provision shall be construed by limiting it to the extent necessary to be enforceable under applicable law.
(v)    Additional Remedies. You acknowledge that breach by you of this Award Agreement would cause irreparable harm to the Company, Affiliates and Subsidiaries, and that in the event of such breach, the Company shall have, in addition to monetary damages and other remedies at law, the right to an injunction, specific performance and other equitable relief (without the need to post a bond) to prevent violations of your obligations hereunder. In the event of any action to enforce the provisions of this Section 5.6(c), whether by suit in a court of law, arbitration, mediation, alternative dispute resolution or the like, if the Company prevails, you shall pay all the Company’s expenses thereof, including, but not limited to, reasonable attorneys’ fees.

ARTICLE VI
LIMITATIONS APPLICABLE TO EXCHANGE ACT SECTION 16 PERSONS

6.1    Limitations Applicable to Exchange Act Section 16 Persons. Notwithstanding any provision of the Plan or any other provision of this Award Agreement to the contrary, if you are subject to Section 16 of the Exchange Act, the Plan, this Award Agreement and the Option shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Award Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

ARTICLE VII

MISCELLANEOUS

7.1    Designation of Beneficiary. You may, from time to time, designate any beneficiary or beneficiaries to whom any benefit under this Award Agreement is to be paid in case of your death prior to the receipt of all such benefits. Each designation shall revoke all prior designations, shall be in a form prescribed by the Committee or its designee, and will be effective only when filed with the Committee or its designee. In the absence of any such designation, any benefits remaining unpaid at the time of your death shall be paid to your estate.

7.2    Notices. Except as may be otherwise provided in the Plan, any written notices provided for in the Plan or this Award Agreement shall be in writing and shall be deemed sufficiently given if either hand-delivered or if sent by fax or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three (3) business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Committee. Notices shall be directed, if to you, at your address indicated by the Company’s records, or, if to the Company, at the Company’s principal office, attention: Corporate Secretary.

7.3    Data Privacy. By entering into this Award Agreement, you (a) authorize the Company and any agent of the Company administering the Plan or providing Plan recordkeeping services to disclose to the Company or any Affiliate or Subsidiary such information and data as the Company or any such Affiliate or Subsidiary shall request in order to facilitate the grant of options and the administration of the Plan; (b) waive any data privacy rights you may have with respect to such information; and (c) authorize the Company to store and transmit such information in electronic form.
7.4    Waiver. The waiver by the Company or an Affiliate or Subsidiary of any provision of this Award Agreement shall not operate as or be construed to be a subsequent waiver of the same provision or waiver of any other provision hereof.
7.5    Severability. The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

7.6    Counterparts; Further Instruments. This Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties to this Award Agreement agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Award Agreement.

7.7    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Award Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee, provided, that, except as may otherwise be provided in the Plan, no amendment, modification, suspension or termination of this Award Agreement shall adversely affect the Option in any material way without your prior written consent.

7.8    Entire Agreement. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof. In the event of any contradiction, distinction or difference between this Award Agreement and the terms of the Plan, the terms of the Plan will control.

7.9    Governing Law. This Award Agreement shall be administered, interpreted and enforced under the laws of the State of New York, without regard to the conflicts of law principles of the State of New York.

7.10    Captions. Captions provided in this Award Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

7.11    Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan and/or this Award Agreement, this Award Agreement shall be binding upon you and your heirs, executors, administrators, successors and assigns.